EXHIBIT 99.1

PRESS RELEASE

Bioverativ Reports First Quarter 2017 Results

Strong ongoing performance in hemophilia portfolio drives growth

First quarter 2017 revenues of $259.1 million, a 35% increase versus the same quarter in the prior year

First quarter 2017 GAAP net income up 4%; Non-GAAP net income up 64% versus the prior year

First quarter 2017 GAAP EPS of $0.64; Non-GAAP EPS of $0.68

WALTHAM, Mass. – May 3, 2017 – Bioverativ Inc. (NASDAQ: BIVV) today reported financial results for the first quarter of 2017.

Key financial results include:

•	First quarter 2017 revenues of $259.1 million, a 35% increase versus the same quarter in the prior year
•	First quarter 2017 GAAP net income of $69.3 million, a 4% increase over the prior year; Non-GAAP net income of $74.0 million, a 64% increase over the prior year
•	First quarter 2017 GAAP earnings per share of $0.64; Non-GAAP earnings per share of $0.68
•	Net cash flows from operations of $108.2 million during the quarter increased 116% over the prior year

“We are pleased with the execution of the spin-off and launch of Bioverativ.  In our first quarter as an independent company, the results underscore the strength of our hemophilia portfolio and our ability to drive ELOCTATE® and ALPROLIX® performance,” said John Cox, Chief Executive Officer of Bioverativ. “Our products continue to deliver growth as an increasing number of patients are treated with these life-changing therapies across each of our geographies.”

“We are focused on advancing our strategy to become a leading hematology rare disease company by driving commercial performance, advancing our pipeline, and pursuing business development opportunities,”  Mr. Cox continued. “Our strong financial position, ability to generate meaningful free cash flow, and world-class scientific expertise provide us with the means to invest in innovation while always remaining focused on maximizing shareholder value.”

Revenue Highlights

(In millions, except percentages)	Q1 ‘17	Q4 ‘16	Q1 ‘16	Q1 ‘17 v. Q4 ‘16	Q1 ‘17 v. Q1 ‘16
ELOCTATE	$155.9	$148.7	$107.8	4.8%	44.6%
ALPROLIX	86.0	93.1	75.0	(7.6%)	14.7%
Total Product Revenues	241.9	241.8	182.8	0.0%	32.3%
Collaboration Revenues	17.2	14.4	8.9	19.4%	93.3%
Total Revenues	$259.1	$256.2	$191.7	1.1%	35.2%

Note: Percent changes represented as increase & (decrease)

The company delivered strong year-over-year growth while seasonality impacted the quarter-over-quarter growth comparison. In the US, product revenues grew 25.2% year-over-year and 2.4% quarter-over-quarter. Product revenue outside the US grew 92.8% year-over-year but was down 11.0% quarter-over-quarter due largely to seasonal buying patterns in Japan.

ELOCTATE delivered strong year-over-year and quarter-over-quarter revenue growth. Continued patient growth was primarily driven by capture of short-acting switches where there is a strong preference for ELOCTATE among hemophilia A therapies.

ALPROLIX delivered strong year-over-year growth. As anticipated, quarter-over-quarter growth was impacted by seasonality. Despite increasing competition, patient growth continued, driven by capture of short-acting switches and patient retention. The company remains focused on execution and continues to monitor the competitive landscape in hemophilia B.

Collaboration revenue delivered strong year-over-year and quarter-over-quarter growth as Swedish Orphan Biovitrum AB (publ) (Sobi™) continues to launch in countries across Europe. Both royalty and contract manufacturing revenues increased in the first quarter of 2017.

Expense Highlights

GAAP
(In millions, except percentages)	Q1 ‘17	Q4 ‘16	Q1 ‘16	Q1 ‘17 v. Q4 ‘16	Q1 ‘17 v. Q1 ‘16
Cost of sales	$63.3	$75.7	$32.5	(16.4%)	94.8%
R&D	$36.9	$63.2	$54.3	(41.6%)	(32.0%)
SG&A	$47.0	$33.0	$39.0	42.4%	20.5%

Note: Percent changes represented as increase & (decrease)

Cost of sales rose by $30.8 million compared to the first quarter of 2016. This increase was primarily due to increased sales of ELOCTATE and ALPROLIX. An increase in the royalty rate paid to Sobi after the first commercial launches in Sobi territories in 2016 also contributed to the cost of sales growth.  Cost of sales decreased by $12.4 million compared to the fourth quarter of 2016 due primarily to accelerated depreciation of the former parent company’s Cambridge manufacturing facility which was completed in 2016.

Research and development expenses decreased by $17.4 million compared to the first quarter of 2016 and by $26.3 million compared to the fourth quarter of 2016 due largely to prior period allocations from the former parent company. The fourth quarter of 2016 also included costs associated with the generation of clinical supply of lead pipeline candidate BIVV001 which was largely completed in the fourth quarter of 2016.

Selling, general and administrative expenses rose $8.0 million compared to the first quarter of 2016 and by $14.0 million compared to the fourth quarter of 2016 due to investment in infrastructure and management to execute as an independent company, partially offset by prior period allocations from the former parent company.

Non-GAAP
(In millions, except percentages)	Q1 ‘17	Q4 ‘16	Q1 ‘16	Q1 ‘17 v. Q4 ‘16	Q1 ‘17 v. Q1 ‘16
Cost of sales	$61.9	$61.8	$30.9	0.2%	100.3%
R&D	$38.6	$60.5	$53.5	(36.2%)	(27.9%)
SG&A	$39.1	$31.8	$38.2	23.0%	2.4%

Note: Percent changes represented as increase & (decrease)

A reconciliation of GAAP to Non-GAAP financial results can be found in Table 5 at the end of this release.

Tax

The company’s GAAP effective income tax rate was 37.8% and (1.8%) during the three months ended March 31, 2017 and 2016, respectively. The company’s  Non-GAAP effective income tax rate was 37.9% and 34.2% during the three months ended March 31, 2017 and 2016, respectively. The effective income tax rate increased in the three months ended March 31, 2017 as compared to the prior year periods, primarily due to the realization of deferred tax assets resulting from net losses and business credit carryforwards in 2016.

Other Financial Highlights

For the first quarter of 2017, the company’s weighted average diluted shares were 108.2 million.

As of March 31, 2017, Bioverativ had $358.7 million in cash and cash equivalents and no debt.

Spin-Off from Biogen

On February 1, 2017, Bioverativ launched as an independent, global biotechnology company focused on the discovery, development, and commercialization of innovative therapies for hemophilia and other rare blood disorders.

Recent Corporate Events

•

Appointed Tim Harris, Ph.D. as Executive Vice President of Research & Development. Dr. Harris brings more than three decades of scientific and leadership expertise to this role in which he will be responsible for leading Bioverativ’s scientific direction, advancing pipeline programs and optimizing research and development operations.

•

Appointed Anna Protopapas to the Board of Directors. Ms. Protopapas has more than 20 years of experience in the biopharmaceutical industry, including her current role as President, Chief Executive Officer and member of the board of directors of Mersana Therapeutics, Inc. Previously, Ms. Protopapas was a member of the Executive Committee of Takeda Pharmaceutical Company Limited and held various senior management positions at the company, including President of Millennium Pharmaceuticals, a wholly owned subsidiary of Takeda focused on oncology.

•

Published long-term safety and efficacy data of extended half-life therapy ALPROLIX in The Lancet Haematology and Thrombosis and Haemostasis. The results reinforce the long-term safety and efficacy of prophylactic treatment with ALPROLIX over a median duration of more than three years in adults and adolescents, and more than a year and a half in children under 12 years of age.

•	Joined the community in celebrating World Hemophilia Day, highlighting commitments to women and girls with bleeding disorders, humanitarian aid leadership, and community engagement.

Conference Call and Webcast

The company’s earnings conference call for the first quarter will be broadcast via the internet at 8:00 a.m. EDT on May 4, 2017, and will be accessible through the Investors section of Bioverativ’s homepage, investors.bioverativ.com. Supplemental information in the form of a slide presentation will also be accessible at the same location at the time of the conference call and will be subsequently available on the website for at least one month.

About Bioverativ

Bioverativ (NASDAQ: BIVV) is a global biotechnology company dedicated to transforming the lives of people with hemophilia and other rare blood disorders through world-class research, development and commercialization of innovative therapies. Launched in 2017 following separation from Biogen Inc., Bioverativ builds upon a strong heritage of scientific innovation and is committed to actively working with the blood disorders community. The company’s mission is to create progress for patients where they need it most and its hemophilia therapies when launched represented the first major advancements in hemophilia treatment in more than two decades. For more information, visit www.bioverativ.com or follow @bioverativ on Twitter.

Safe Harbor

This press release contains forward-looking statements, including statements relating to: Bioverativ’s business and strategic objectives; growth prospects and potential opportunities for future investment and innovation; and financial information. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including:  Bioverativ’s dependence on revenues from sales of ELOCTATE and ALPROLIX; failure to compete effectively due to significant product competition in the markets in which Bioverativ operates; product quality or safety concerns, including the occurrence of adverse safety events; product development risks; risks associated with clinical trials; risks relating to actions of regulatory authorities; risks related to reliance on third parties for manufacturing, supply and distribution of Bioverativ’s products and product candidates; difficulties in obtaining and maintaining adequate coverage, pricing and reimbursement for Bioverativ’s products; failure to obtain and maintain adequate protection for intellectual property and other proprietary rights; risks of doing business in international and emerging markets; risks associated with current and potential future healthcare reforms; failure to identify and execute on business development and research and development opportunities;  Bioverativ’s dependence on relationships with collaborators and other third parties for revenue and other aspects of its business; loss of key employees or inability to attract and retain key personnel; disruptions to, or other adverse impact on Bioverativ’s relationships with its customers and other business partners; failure to comply with legal and regulatory requirements affecting Bioverativ’s business; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; changes in the law concerning the taxation of income; risks relating to technology failures or breaches; the outcome of any significant legal proceedings; the adequacy of the Bioverativ’s cash flows from operations; Bioverativ’s lack of operating history as a standalone business; risks relating to the separation from Biogen; and other risks and uncertainties described in the Risk Factors section of Bioverativ’s quarterly and annual filings with the Securities and Exchange Commission.

These statements are based on our current beliefs and expectations and speak only as of the date of this release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:

Susan Altschuller, Ph.D.

+1 781 663 4360

IR@bioverativ.com

TABLE 1

(In millions, except percentages)	Q1 ‘17	Q4 ‘16	Q1 ‘16	Q1 ‘17 v. Q4 ‘16	Q1 ‘17 v. Q1 ‘16
ELOCTATE (US)	$134.6	$126.2	$98.8	6.7%	36.2%
ALPROLIX (US)	69.9	73.6	64.6	(5.0%)	8.2%
US Product Revenues	204.5	199.8	163.4	2.4%	25.2%
ELOCTATE (Ex-US)	21.3	22.5	9.0	(5.3%)	136.7%
ALPROLIX (Ex-US)	16.1	19.5	10.4	(17.4%)	54.8%
Ex-US Product Revenues	37.4	42.0	19.4	(11.0%)	92.8%
Collaboration Revenues	17.2	14.4	8.9	19.4%	93.3%
Total Revenues	$259.1	$256.2	$191.7	1.1%	35.2%

TABLE 2

Consolidated Statements of Income

(In millions, except EPS)	For the Three Months Ended
	March 31,
	2017	2016
Revenues:
Product, net	$241.9	$182.8
Collaboration	17.2	8.9
Total revenues	259.1	191.7
Cost and expenses:
Cost of sales	63.3	32.5
Research and development	36.9	54.3
Selling, general and administrative	47.0	39.0
Total cost and expenses	147.2	125.8
Income from operations	111.9	65.9
Other income (expense), net	(0.4)	(0.4)
Income before income tax expense (benefit)	111.5	65.5
Income tax expense (benefit)	42.2	(1.2)
Net income	$69.3	$66.7
Diluted earnings per share	$0.64	$0.62
Weighted average shares used in calculating diluted earnings per share	108.2	108.0

TABLE 3

Consolidated Balance Sheets

(In millions)	As of	As of
	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$358.7	$—
Accounts receivable, net	144.4	149.4
Inventory	91.4	302.0
Other current assets	84.2	24.2
Total current assets	678.7	475.6
Property, plant and equipment, net	23.1	28.4
Intangible assets, net	50.2	51.7
Deferred tax assets	22.6	154.2
Other long-term assets	22.0	22.0
Total assets	$796.6	$731.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16.0	$12.7
Accrued expenses and other current liabilities	122.4	89.3
Total current liabilities	138.4	102.0
Other long-term liabilities	73.1	63.7
Total liabilities	$211.5	$165.7
Total equity	585.1	566.2
Total liabilities and equity	$796.6	$731.9

TABLE 4

Consolidated Statements of Cash Flows

(In millions)	For the Three Months Ended
	March 31,
	2017	2016
Net cash flows provided by operating activities	$108.2	$50.1
Net cash flows used in investing activities	(6.3)	(0.9)
Net cash flows provided by (used) in financing activities	256.3	(49.2)
Effect of foreign exchange rate changes on cash and cash equivalents	0.5	—
Net increase in cash and cash equivalents	$358.7	$—
Cash and cash equivalents, beginning of the period	—	—
Cash and cash equivalents, end of the period	$358.7	$—

TABLE 5

GAAP to Non-GAAP Reconciliation

An itemized reconciliation between net income on a GAAP and Non-GAAP basis is as follows:

(In millions, except EPS)

	Q1 2017
	GAAP	Share-Based Comp. (1)	Amort. of Acquired Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Upfront & Milestone Payments (4)	Release of Valuation Allowance (6)	Spin-Related Costs (7)	Non-GAAP
Total revenues	259.1	—	—	—	—	—	—	259.1
Cost of sales	(63.3)	—	1.4	—	—	—	—	(61.9)
R&D	(36.9)	0.8	—	—	(3.0)	—	0.5	(38.6)
SG&A	(47.0)	5.2	—	—	—	—	2.7	(39.1)
Other income (expense), net	(0.4)	—	—	—	—	—	—	(0.4)
Income before taxes	111.5	6.0	1.4	—	(3.0)	—	3.2	119.1
Income tax expense (benefit) (5)	42.2	2.3	0.5	—	(1.1)	—	1.2	45.1
Net income	69.3	3.7	0.9	—	(1.9)	—	2.0	74.0
Diluted EPS	0.64							0.68

	Q4 2016
	GAAP	Share-Based Comp. (1)	Amort. of Acquired Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Upfront & Milestone Payments (4)	Release of Valuation Allowance (6)	Spin-Related Costs (7)	Non-GAAP
Total revenues	256.2	—	—	—	—	—	—	256.2
Cost of sales	(75.7)	1.4	1.4	11.1	—	—	—	(61.8)
R&D	(63.2)	1.4	—	—	1.3	—	—	(60.5)
SG&A	(33.0)	1.2	—	—	—	—	—	(31.8)
Other income (expense), net	0.6	—	—	—	—	—	—	0.6
Income before taxes	84.9	4.0	1.4	11.1	1.3	—	—	102.7
Income tax expense (benefit) (5)	(144.0)	1.4	0.5	3.8	0.4	172.8	—	34.9
Net income	228.9	2.6	0.9	7.3	0.9	(172.8)	—	67.8
Diluted EPS	2.12							0.63

	Q1 2016
	GAAP	Share-Based Comp. (1)	Amort. of Acquired Intangibles (2)	Biogen Cambridge Mfr. Facility (3)	Upfront & Milestone Payments (4)	Release of Valuation Allowance (6)	Spin-Related Costs (7)	Non-GAAP
Total revenues	191.7	—	—	—	—	—	—	191.7
Cost of sales	(32.5)	0.9	0.7	—	—	—	—	(30.9)
R&D	(54.3)	0.8	—	—	—	—	—	(53.5)
SG&A	(39.0)	0.8	—	—	—	—	—	(38.2)
Other income (expense), net	(0.4)	—	—	—	—	—	—	(0.4)
Income before taxes	65.5	2.5	0.7	—	—	—	—	68.7
Income tax expense (benefit) (5)	(1.2)	0.8	0.3	—	—	23.6	—	23.5
Net income	66.7	1.7	0.4	—	—	(23.6)	—	45.2
Diluted EPS	0.62							0.42

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “Non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these Non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These Non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, financial measures.

Our Non-GAAP financial measures exclude the following items from reported GAAP financial measures:

1.	Share-Based Compensation Expense

We exclude the costs associated with incentive stock and employee stock purchase plans we maintain for the benefit of our officers, directors, and employees.  For the three months ended March 31, 2016, our share based compensation expense was derived solely from equity awards granted by Biogen to the company’s employees. Share-based compensation expense subsequent to the separation relates to equity awards granted under our share-based plans to our officers, directors, and employees including those awards that converted from Biogen.

2.	Amortization of Acquired Intangible Assets

We exclude the amortization of acquired intangible assets to facilitate an evaluation of current and past operating performance, particularly in terms of cash returns, and is similar to how management internally assesses performance. The acquired intangibles primarily relate to approval milestones for ALPROLIX paid to the former Syntonix shareholders.

3.	Biogen Cambridge Manufacturing Facility Shut Down

We exclude costs associated with Biogen’s Cambridge manufacturing facility shut down, which was primarily dedicated to hemophilia manufacturing. On December 31, 2016, the facility was subleased by Brammer Bio, LLC and is no longer used for hemophilia manufacturing.   Management believes these costs are not representative of our ongoing operating results.

4.	Upfront and Milestone Payments

We exclude costs associated with upfront and milestone payments relating to collaborative arrangements as management believes these costs are uncertain, result in different payment and expense recognition patterns than internal R&D activities, and are not representative of our ongoing operating results.

5.	Tax effects of the above items

We include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP adjusted net income.

6.	Release of Valuation Allowance

We had established a valuation allowance as of December 31, 2015 given our cumulative losses and uncertainty about our cost structure as a standalone company.  During the fourth quarter of 2016, we determined that it is more likely than not that our deferred tax assets will be realizable and released our valuation allowance.  Management believes the release of the valuation allowance is not representative of our ongoing operating results.

7.	Spin-Related Costs

In connection with our separation from Biogen, we have incurred certain separation related expenses, which management believes are not representative of our ongoing operations.

8.	Other items

We evaluate other items of income and expense on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.